EXHIBIT 99.1

GTSI Delivers First Quarter Double Digit Growth in Margin, Net Income, and
--------------------------------------------------------------------------
Earnings
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Strong Bookings for Month of March

CHANTILLY, VA. - April 27, 2004 - GTSI(R) Corp. (Nasdaq: GTSI), a leading government technology solutions provider, today announced financial results for the quarter ended March 31, 2004, and monthly sales for March 2004 (see attached tables).

For the first quarter 2004 GTSI reported sales of $178.6 million, a slight decrease of 0.1% from $178.8 million during the same period a year ago. For the seasonally weak first quarter, GTSI reported a 21.7% improvement in net income, with a loss of $1.4 million compared to a loss of $1.8 million over the same period last year. Earnings per share improved by 23.8% to a loss of $0.16 versus a loss of $0.21 a year ago.

Total gross margin grew by 12.5% to $18.1 million in the first quarter 2004 versus $16.1 million a year ago.

PREPARING FOR THE PEAK SEASON
-----------------------------

"During the quarter, we continued with several key initiatives designed to enhance our ability to support our federal customers information technology transformation needs. We further honed our sales compensation plans to encourage more profitable business, and we continued to segment our customers by size ensuring better utilization of resources," said Dendy Young, Chairman and Chief Executive Officer of GTSI. "These changes, coupled with the improvements made in operations, give our company a strong positioning for the federal government's peak season in the second half of the year."

"After a weak January and a slow February, our business strengthened in March resulting in a good bookings quarter, up almost 9% over last year," said Young.

As a company that generates 95% of its sales from the federal government, it is important to note that GTSI generally achieves two-thirds of its sales during the second half of the year due to the federal government fiscal year-end of September 30th.

FIRST QUARTER HIGHLIGHTS
------------------------

         o Created the Physical Security Alliance (PSA) bringing together 20 partners to develop an open, standard, secure, reliable, and trusted physical security protection system solution.
         o Launched `STORM' (Secure, Tough, Online/Offline, Reliable, and Mobile), a joint solution designed in conjunction with Panasonic Computer Solutions Company and Senforce Technologies Inc., to support Department of Defense's Wireless Directive DoDD 8100.2 for mobile technology usage in government agencies and organizations.
         o    Named Fujitsu's "Fastest Growing Service Star Alliance Reseller."
         o Kicked off corporate advertising campaign with the brand promise of "I Rely on GTSI" focusing on GTSI's ability to deliver reliability, expertise and value to customers.
         o    Selected Scot T. Edwards to become GTSI's Chief Marketing Officer.

MARCH 2004 MONTHLY RESULTS
--------------------------

Sales for March 2004 were $67.9 million, representing a 10.9% decrease of average daily sales from March 2003 of $69.6 million. Month-end total backlog for March was $98 million or a 35.7% increase versus $72.2 million for the month-end March 2003. Monthly bookings for March were a record $82.8 million or a 33.3% increase versus $56.7 million for the same period last year (see attached table).

FINANCIAL POSITION
------------------

Tom Mutryn, GTSI's Senior Vice President and Chief Financial Officer, commented, "GTSI's double digit gross margin expansion is mainly the result of higher vendor volume incentive payments. The Company continued to maintain tight control on headcount expenses, and the 10.1% increase in operating expense was largely driven by increased employee expenses and outside services expenses related to our SOX 404 efforts, our new ERP system implementation, and our "I Rely on GTSI" marketing campaign. The company continues to enjoy a solid balance sheet with no long-term debt and $21.5 million in cash on hand at the end of the first quarter."

CONFERENCE CALL
---------------

An investor conference call to discuss first quarter 2004 is scheduled for 11:00 a.m. EST April 27, 2004. Interested parties are invited to participate by calling 800-729-7758 or 706-643-1075, pass code 6769840. In addition, you may access the web cast on GTSI's Investor Relations page (www.gtsi.com/ir). To listen to the live call on the Internet, go to the web site at least 15 minutes early to register, download and install any necessary audio software. A replay will be available following the conclusion of the call until 6:00 pm EST, May 5, 2004. To access the replay, please dial 800-642-1687 or 706-645-9291, pass code 6769840.

ABOUT GTSI CORP.
----------------

GTSI Corp. is an information technology (IT) solutions leader, focusing exclusively on Federal, State, and Local government customers worldwide. For two decades, GTSI has served those customers by teaming with global IT leaders like Panasonic, Hewlett-Packard, Microsoft, Cisco, and Sun Microsystems. Offering a broad range of products and services, an extensive contract portfolio, and ISO 9001:2000 standard for quality management, GTSI uses its unique Technology Teams to deliver "best of breed" solutions that help government customers do their job more effectively. GTSI is headquartered in Northern Virginia, outside of Washington, D.C. Further information about the Company is available at GTSI.com/About.

Except for historical information, all of the statements, expectations, beliefs and assumptions contained in the foregoing are "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995) that involve a number of risks and uncertainties. It is possible that the assumptions made by management -- including, but not limited to, those relating to revenue, margins, operating results and net income, and the effect of new contracts as well as new vendor relationships -- may not materialize. Actual results may differ materially from those projected or implied in any forward-looking statements. In addition to the above factors, other important factors that could cause actual results to differ materially are those listed in the Company's most recent report on Form 10-K and included from time to time in other documents filed by the Company with the Securities and Exchange Commission.

GTSI and GTSI.com are registered trademarks of GTSI Corp. in the U.S. and other Countries. All trade names are the property of their respective owners.

GTSI CONTACT:
-------------
Paul Liberty
703.502.2540
PAUL.LIBERTY@GTSI.COM
---------------------

                                   ### ### ###

                                   GTSI Corp.
                 Unaudited Consolidated Statements of Operations
                      (in thousands, except per share data)



                                                           Three Months
                                                             March 31,                          Change from 2003
                                                      2004               2003                Actual         Percentage
                                                   ---------           ---------           ----------       ----------

Sales                                              $ 178,623           $ 178,858           $    (235)          -0.1%
Cost of sales                                        160,541             162,784              (2,243)          -1.4%
                                                   ---------           ---------           ---------           ----
Gross margin                                          18,082              16,074               2,008           12.5%

Operating expenses                                    21,697              19,702               1,995           10.1%
                                                   ---------           ---------           ---------           ----
Loss from operations                                  (3,615)             (3,628)                 13            0.4%

Interest income, net                                   1,333                 733                 600           81.9%
                                                   ---------           ---------           ---------           ----
Loss before income taxes                              (2,282)             (2,895)                613           21.2%

Income tax benefit                                      (901)             (1,132)                231           20.4%
                                                   ---------           ---------           ---------           ----
Net loss                                           $  (1,381)          $  (1,763)          $     382           21.7%
                                                   =========           =========           =========           ====


Basic net loss per share                           $   (0.16)          $   (0.21)          $    0.05           23.8%
                                                   =========           =========           =========           ====
Diluted net loss per share                         $   (0.16)          $   (0.21)          $    0.05           23.8%
                                                   =========           =========           =========           ====

Weighted average shares outstanding:
Basic                                                  8,556               8,564                  (8)          -0.1%
                                                   =========           =========           =========           ====
Diluted                                                8,556               8,564                  (8)          -0.1%
                                                   =========           =========           =========           ====


                                   GTSI Corp.
                 Unaudited Condensed Consolidated Balance Sheets
                                 (in thousands)



                                                 March 31,       December 31,        Change from        % Change from
                                                    2004            2003          December 31, 2003   December 31, 2003
                                                 --------        ------------     -----------------   -----------------

ASSETS
Current assets:
 Cash                                              $ 21,563           $    177           $ 21,386            12082.5%
 Accounts receivable                                129,072            181,988            (52,916)             -29.1%
 Merchandise inventory                               57,053             55,987              1,066                1.9%
 Other current assets                                13,842             15,490             (1,648)             -10.6%
                                                   --------           --------           --------            -------
  Total current assets                              221,530            253,642            (32,112)             -12.7%
Property and equipment, net                          11,868             10,670              1,198               11.2%
Other assets                                          2,063              4,449             (2,386)             -53.6%
                                                   --------           --------           --------            -------

TOTAL ASSETS                                       $235,461           $268,761           $(33,300)             -12.4%
                                                   ========           ========           ========            =======

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
 Notes payable to banks                            $     --           $ 12,813           $(12,813)            -100.0%
 Accounts payable                                   133,299            152,435            (19,136)             -12.6%
 Accrued liabilities                                 11,138             11,168                (30)              -0.3%
 Deferred revenue                                     7,994              8,323               (329)              -4.0%
 Accrued warranties                                   4,495              4,555                (60)              -1.3%
                                                   --------           --------           --------            -------
  Total current liabilities                         156,926            189,294            (32,368)             -17.1%
Other liabilities                                     1,415              1,522               (107)              -7.0%
                                                   --------           --------           --------            -------
  Total liabilities                                 158,341            190,816            (32,475)             -17.0%
Stockholders' equity                                 77,120             77,945               (825)              -1.1%
                                                   --------           --------           --------            -------

TOTAL LIABILITIES AND STOCKHOLDERS'
EQUITY                                             $235,461           $268,761           $(33,300)             -12.4%
                                                   --------           --------           --------            -------


                                   GTSI Corp.
                                 Monthly Results



                                                 Year-over-                                                         Year-over-
                                                 Year Change          Month-End                     Monthly        Year Change
                    Business Days  Sales ($ in  Average Daily       Total Backlog    Year-over-     Bookings ($    Average Daily
                      in Month      Millions)      Sales           ($ in Millions)   Year Change    in Millions)     Bookings
                    -------------  -----------  -------------      ---------------   -----------    ------------   -------------
                                                                                                                        --
January 2002             22         $   46.8         --                $   72.2          --          $  42.4            --
February 2002            19             50.3         --                    99.7          --             77.8            --
March 2002               20             79.6         --                    93.5          --             73.4            --
April 2002               22             46.0         --                   102.8          --             55.3            --
May 2002                 22             61.4         --                   115.3          --             73.9            --
June 2002                20             93.6         --                   118.4          --             96.7            --
July 2002                22             74.2         --                   121.9          --             77.7            --
August 2002              22             82.6         --                   131.2          --             91.9            --
September 2002           20            120.0         --                   203.6          --            192.4            --
October 2002             23            104.5         --                   161.2          --             62.1            --
November 2002            19             94.0         --                   106.6          --             39.4            --
December 2002            21             81.7         --                    91.3          --             66.4            --
January 2003             22             53.5        14.3%                  92.5         28.1%           54.7           29.0%
February 2003            19             55.8        10.9%                  85.1        -14.6%           48.4          -37.8%
March 2003               21             69.6       -16.7%                  72.2        -22.8%           56.7          -26.4%
April 2003               22             48.3         5.0%                  89.8        -12.7%           65.9           19.2%
May 2003                 20             60.4         8.2%                  86.8        -24.7%           57.4          -14.6%
June 2003                21             81.0       -17.6%                 106.2        -10.3%          100.4           -1.1%
July 2003                22             75.5         1.8%                 116.5         -4.4%           85.8           10.4%
August 2003              21             65.4       -17.1%                 131.6          0.3%           80.5           -8.2%
September 2003           21            132.2         4.9%                 228.3         12.1%          228.9           13.3%
October 2003             23            113.0         8.1%                 192.9         19.7%           77.6           25.0%
November 2003            18             93.2         4.7%                 144.0         35.1%           44.3           18.7%
December 2003            22            106.3        24.2%                 102.8         12.6%           65.1           -6.4%
January 2004             21             58.4        14.4%                  89.6         -3.1%           45.2          -13.4%
February 2004            19             52.3        -6.3%                  83.1         -2.4%           45.8           -5.4%
March 2004               23             67.9       -10.9%                  98.0         35.7%           82.8           33.3%

